Exhibit 5.1

[SAUL EWING LLP ATTORNEYS AT LAW ICON]	lawyer@saul.com
www.saul.com

December 31, 2003

First Potomac Realty Trust
7200 Wisconsin Aveune, Suite 310
Bethesda, Maryland 20814

McDermott, Will & Emery
600 13th Street, N.W.
Washington, DC
20005-3096

Re:	First Potomac Realty Trust
Registration Statement on Form S-8

Ladies and Gentlemen:

     We have acted as Maryland counsel to First Potomac Realty Trust, a Maryland real estate investment trust (the “Company”), in connection with certain matters of Maryland law arising out of the registration of up to 903,800 common shares of beneficial interest, $.001 par value per share (the “Shares”), as defined in the Company’s Registration Statement on Form S-8 (the “Registration Statement”), to be filed in connection with the proposed offering from time to time by the Company of Shares pursuant to the Company’s Equity Compensation Plan dated September 17, 2003 (the “Plan”).

     As a basis for our opinions, we have examined originals or copies of the following:

(i)	The Registration Statement, as filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Act”);

(ii)	The prospectus filed by the Company on July 18, 2003 and incorporated by reference into the Registration Statement (the “Prospectus”);

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788809 12 31 03	BALTIMORE	CHESTERBROOK	HARRISBURG	PHILADELPHIA	PRINCETON	WASHINGTON	WILMINGTON

A DELAWARE LIMITED LIABILITY PARTNERSHIP

First Potomac Realty Trust
McDermott Will & Emery
December 31, 2003

(iii)	a Certificate of Status for the Company issued by the State Department of Assessments and Taxation of Maryland dated December 31, 2003;

(iv)	the Amended and Restated Declaration of Trust of the Company recorded September 26, 2003 as amended on September 30, 2003 (the “Declaration of Trust”);

(v)	a certified copy of the Bylaws of the Company (the “Bylaws”);

(vi)	resolutions adopted by the Board of Trustees of the Company dated September 17, 2003 and October 22, 2003 and resolutions adopted by the shareholders on September 25, 2003 and;

(vii)	a Certificate of the Secretary of the Company (the “Secretary’s Certificate”) as to the authenticity of the Declaration of Trust and Bylaws of the Company, the resolutions of the Company’s directors approving the filing of the Registration Statement, and other matters that we have deemed necessary and appropriate;

(viii)	the Plan; and

(ix)	such other documents as we have deemed necessary and appropriate to express the opinions set forth in this letter, subject to the limitations, assumptions and qualifications noted below.

     In reaching the opinions set forth below, we have assumed:

     (a)  the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as certified or photographic copies, and the accuracy and completeness of all documents;

     (b)  the legal capacity of all natural persons executing any documents, whether on behalf of themselves or other persons; and

     (c)  that all persons executing any documents on behalf of any party (other than the Company) are duly authorized.

     As to various questions of fact material to our opinions, we have relied upon a Secretary’s Certificate and Officer’s Certificate and representations of Kyung Rhee, as Secretary of the Company, and Barry H. Bass, as Chief Financial Officer of the Company and have assumed that the Secretary’s and Officer’s Certificates and representations continue to remain true and complete as of the date of this letter. We have not examined any court records, dockets, or other public records, nor have we investigated the Company’s history or other transactions, except as specifically set forth in this letter.

First Potomac Realty Trust
McDermott, Will & Emery
December 31, 2003

          Based on our review of the foregoing and subject to the assumptions and qualifications set forth in this letter, it is our opinion, as of the date of this letter, that:

          1.        The Company is a real estate investment trust duly formed, validly existing, and in good standing under the laws of the State of Maryland.

          2.        The Shares have been duly authorized and, when issued and delivered against payment of the consideration in this manner described in the Registration Statement and the Plan, will be validly issued, fully paid and nonassessable.

          In addition to the qualifications set forth above, the opinions set forth in this letter are also subject to the following qualifications:

          (i)       We express no opinion as to the laws of any jurisdiction other than the laws of the State of Maryland.

          (ii)      We assume no obligation to supplement our opinions if any applicable law changes after the date of this letter of if we become aware of any facts that might alter the opinions expressed in this letter after the date of this letter.

          (iii)      We express no opinion on the application of federal or state securities laws to the transactions contemplated in any documents.

          The opinions expressed in this letter are furnished only with respect to the transactions contemplated by the Registration Statement. The opinions expressed in the letter are limited to the matters set forth in this letter, and no other opinions shall be implied or inferred beyond the matters expressly stated.

          We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act of 1933.

Very truly yours,

SAUL EWING LLP